                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (Amendment No. 1)of our report dated March 19, 1999, on the financial statements of United Telekabel Holding N.V. as of December 31, 1998 and for the period from commencement of operations (August 6, 1998) to December 31, 1998, which report appears in the Transition Report on Form 10-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom, Inc.) for the transition period from March 1, 1998 to December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                         /s/ Arthur Andersen

Amstelveen, The Netherlands

September 14, 1999